SCHEDULE 14 A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the Securities Exchange
Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
    (e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

Amerityre Corporation
--------------------------------------------
(Name of Registrant as Specified in Charter)

John C. Thompson, Esq.
--------------------------------------------------------------------------
(Name of Person(s) Filing the Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2)of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

(1)  Title of each class of securities to which transaction applies: n/a

(2)  Aggregate number of Securities to which transaction applies: n/a

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined): n/a

(4)  Proposed maximum aggregate value of transaction: n/a

(5)  Total fee paid: n/a

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: n/a

(2)  Form, Schedule or Registration Statement No.: n/a

(3)  Filing: n/a

(4)  Date: n/a

                         AMERITYRE CORPORATION
                          1501 Industrial Road
                        Boulder City, Nevada 89005


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, DECEMBER 1, 2005

TO THE SHAREHOLDERS OF AMERITYRE CORPORATION:

The annual meeting of the shareholders (the "Annual Meeting") of Amerityre Corporation (the "Company") will be held in the Sunset Room at the Sunset Station Hotel and Casino, 1301 West Sunset Road, Henderson, Nevada 89014, on Thursday, December 1, 2005, at 10:00 am, Pacific Time, to:

1. Elect seven directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

2. Ratify the selection of HJ & Associates, LLC as the Company's independent auditor for the Company's fiscal year ending June 30, 2006;

3. Ratify the 2005 Stock Option and Award Plan;

4. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are described in more detail in the accompanying Proxy Statement.

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 14, 2005 (THE "RECORD DATE"), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

MANAGEMENT ENCOURAGES ALL SHAREHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON. ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY ENCLOSED WITH THIS NOTICE.

HOLDERS OF MORE THAN 50% OF THE COMPANY'S 20,005,516 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS. APPROVAL OF THE PROPOSALS DISCUSSED ABOVE REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE QUORUM.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

AMERITYRE CORPORATION
BY ORDER OF THE BOARD OF DIRECTORS

/S/Richard A. Steinke
Richard A. Steinke, Chairman of the Board


Boulder City, Nevada
DATED:  October 21, 2005

SPECIAL REQUEST

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IMPORTANT

If your shares are held in the name of a brokerage firm, nominee, or other institution, only it may be able to vote your shares. Please promptly contact the person responsible for your account and give instructions for your shares to be voted.

Shareholders wishing to make room reservations at the Sunset Station Hotel and Casino may call 1-888-SUNSET9 for room rates and reservations.

The Sunset Station Hotel and Casino is located on the south side of West Sunset Road directly across from the Galleria at Sunset in Henderson, Nevada.

[MAP]

                         AMERITYRE CORPORATION
                          1501 Industrial Road
                        Boulder City, Nevada 89005

                            PROXY STATEMENT

This Proxy Statement is furnished to shareholders of Amerityre Corporation (the "Company") in connection with the solicitation of proxies on behalf of the management of the Company, to be voted at the annual meeting of the shareholders (the "Annual Meeting") to be held in the Sunset Room at the Sunset Station Hotel and Casino, 1301 West Sunset Road, Henderson, Nevada 89014, December 1, 2005, at 10:00 am, Pacific Time. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, at the Annual Meeting the proxy will be voted affirmatively to:

1. Elect seven directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

2. Ratify the selection of HJ & Associates, LLC as the Company's independent auditor for the Company's fiscal year ending June 30, 2006;

3. Ratify the 2005 Stock Option and Award Plan;

4. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The enclosed proxy, even though executed and returned to the Company, may be revoked by the shareholder at any time before it is voted, either by giving a written notice mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Board of Directors' recommendations as set forth herein.

The entire expense of this proxy solicitation, estimated at $10,000, will be borne by the Company. In addition to this solicitation, in order to ensure that a quorum is represented at the Annual Meeting, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, telephone, or in person.

ONLY HOLDERS OF RECORD OF THE COMPANY'S 20,005,516 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT OCTOBER 14, 2005 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHAREHOLDER HAS THE RIGHT TO ONE VOTE FOR EACH SHARE OF THE COMPANY'S COMMON STOCK OWNED. CUMULATIVE VOTING IS NOT PROVIDED FOR.

MANAGEMENT ENCOURAGES ALL SHAREHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON. ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY FORM ENCLOSED WITH THIS NOTICE. HOLDERS OF MORE THAN 50% OF THE COMPANY'S 20,005,516 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS. APPROVAL OF THE PROPOSALS DISCUSSED ABOVE REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE QUORUM.

THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING MAILED ON OR ABOUT OCTOBER 21, 2005, TO ALL SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS

The following table sets forth the name, age, position, and year first elected of each current director and executive officer of the Company:

Name               Age   Position with Company      Officer or Director Since
----               ---   ---------------------      -------------------------
Richard A. Steinke  63   Chairman, Director, CEO    January 1995 (1)
Elliott N. Taylor   47   Executive Vice President   June 2002
James G. Moore, Jr. 57   COO and VP Operations      August 1999
Anders A. Suarez    39   Chief Financial Officer    July 2004
David K. Griffiths  68   Secretary/Treasurer        February 1995
Louis M. Haynie     78   Director                   July 1997
Henry D. Moyle      75   Director                   March 1999
Wesley G. Sprunk    68   Director                   January 2003
Norman H. Tregenza  68   Director                   April 2003
Steve M. Hanni      37   Director                   September 2005(2)
Kenneth C. Johnsen  47   Director                   October 2005 (3)
---------------------
(1) Mr. Steinke became President and CEO in November 1999.
(2) Mr. Hanni was appointed as a director in September 2005.
(3) Mr. Johnsen was appointed as a director in October 2005.

The following persons have been nominated for election as directors of the
Company:

Richard A. Steinke
Louis M. Haynie
Henry D. Moyle
Wesley G. Sprunk
Norman H. Tregenza
Steve M. Hanni
Kenneth C. Johnsen

Certain biographical information with respect to the nominees for director is set forth below. Each director, if elected by the shareholders, will serve for one year and until his or her successor is duly elected and qualified. Vacancies on the Board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without action by the stockholders.

Biographical Information on Nominees
------------------------------------
Richard A. Steinke is our founder and currently serves as our President, Chairman and Chief Executive Officer. From January 1992 to December 1994, he served as Chairman and C.E.O. of Alanco Environmental Resources, Inc., a manufacturer of environmental/pollution control equipment, Salt Lake City, Utah. From June 1985 to December 1991, he was the Chairman and C.E.O. of UTI Chemicals, Inc., a developer and manufacturer of urethane chemicals, El Toro, California. He received a B.A. in Political Science and Economics from the University of Arizona, Tucson, Arizona, in 1967.

Louis M. Haynie has been a member of our Board of Directors since July 1997. Mr. Haynie's past board services include, Research Medical, Inc., Salt Lake City, Utah, the University of Utah Regents Advisory Board, Redwood Land Co., Salt Lake City, Utah, and MIS Corporation, Franklin, Tennessee. Mr. Haynie has a law degree from the University of Utah and has been in the private practice of law since 1951.

Henry D. Moyle, Jr. has been a member of our Board of Directors since March 1999. Since 1992, he has been President and C.E.O. of Silver Lake Company, and formerly President and C.E.O. of Brighton Properties, Inc. From 1970 to 1983, he was President and C.E.O. of Research Industries Corporation. He received a B.A. from Stanford in 1957, and a J.D. degree from the University of Utah in 1959. He is the owner of Sunset Canyon Ranch, raising cattle and racehorses, and serves on the Board of Directors of Silver Lake Company and Sunset Medical Corporation.

Wesley G. Sprunk, joined our board in January 2003. Mr. Sprunk owns and operates Saf-Tee Siping & Grooving, a tire siping equipment manufacturing company and Tire Service Equipment Mfg. Co., Inc., a manufacturer and marketer of automotive wheel service equipment and recycling equipment, both located in Phoenix, Arizona.

Norman H. Tregenza, joined our board in April 2003 and has over 40 years experience in corporate finance, including 12 years as an investment officer in the securities division of TIAA-CREF, New York City. Mr. Tregenza co-founded Tempo Enterprises, Inc. in 1976 to act as a common carrier for Turner Communication's Superstation's signal to the RCA satellite. Tempo obtained a listing on the American Stock Exchange in 1986. Before being sold to Telecommunications, Inc. (TCI) in 1988, Tempo owned several cable TV companies, radio stations and its own satellite TV network while supplying the Superstation's signal to approximately 50 million homes. TCI was acquired by AT&T in 2000. Mr. Tregenza received a B.A. from St. Lawrence University, Canton, NY, in 1959, and a MBA from NYU in 1963.

Steve M. Hanni is currently a partner in the accounting firm of Stayner, Bates & Jensen, PC in Salt Lake City, Utah. He was formerly an audit partner with HJ & Associates, LLC from 1997 to 2001. Since November 2002, he also serves on a part-time basis as Chief Financial Officer for Emergency Filtration Products, Inc., Las Vegas, a public company that produces masks and filters for medical devices that are designed to reduce the possibility of transmission of contagious diseases, and distributes a blood clotting device for surgery, trauma and burn wound management. Emergency Filtration Products, Inc. is traded on the NASDAQ OTCBB under the symbol "EMFP". Mr. Hanni received his BA from Weber State University in 1993 and an MA in Accounting from Weber State University in 1994. He has worked extensively with small public companies in numerous industries.

Kenneth C. Johnsen, age 47, currently serves as a member of the Board of Directors of Joy Global, Inc., Milwaukee, Wisconsin (NASDAQ: JOYG), a worldwide leader in manufacturing, servicing and distributing equipment for surface and underground mining. From April 2001 to June 2005, Mr. Johnsen was a Director, President and Chief Executive Officer of Geneva Steel, Vineyard, Utah. Mr. Johnsen also served in various other capacities at Geneva Steel, including Executive Vice President, Secretary and General Counsel for the period between October 1991 and April 2001. Prior to joining Geneva, Mr. Johnsen was an attorney with Parr, Waddoups, Brown, Gee & Loveless in Salt Lake City, Utah from 1986 to 1991. Mr. Johnsen earned a B.A. in Finance from Utah State University (1982), and a J.D. from Yale Law School in 1985.

Compensation of Directors
-------------------------
In December 2004, we issued options to acquire an aggregate of 80,000 shares of our common stock to non-employee directors for annual service on our Board of Directors pursuant to our 2004 Non-Employee Directors' Stock Incentive Plan (the "2004 Plan"). These options vested on June 15, 2005, are exercisable at $6.40 per share and expire on December 15, 2007.

The 2004 Plan was established to attract, motivate and retain qualified non-employee Directors. The 2004 Plan will provide a means for non-employee Directors to increase their equity ownership consistent with the Company's guidelines for stock ownership by non-employee Directors. The 2004 Plan has not been submitted to our shareholders for approval.

The Date of Grant to Eligible Directors is December 15th of each year during the life of the 2004 Plan and for any supplemental grant, on a date determined by the Board of Directors. An Eligible Director is any person who on the date of grant is a member of the Board of Directors.

A total of 1,200,000 shares of Common Stock may be awarded under the 2004 Plan. If any shares subject to any Award granted thereunder are forfeited or such Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Award, to the extent of such termination or forfeiture, shall again be available for grant under the 2004 Plan during the term of the Plan.

The 2004 Plan has a duration of five (5) years commencing on December 15, 2004. Basic Annual Awards can be made annually and Supplemental Grants may be made at any time in the discretion of the Board of Directors. An annual aggregate limit of 30,000 shares (including Options, Restricted Stock) is set for any individual Director. Grants may consist of Options or Restricted Stock or a combination of Options and Restricted Stock during any given calendar year. The term of each Option may be up to three (3) years from the Date of Grant and the Option Price shall be the Fair Market Value of the Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than six months from the Date of Grant.

Formulas for Basic Annual Awards of Stock Options and of Restricted Stock are as follows:

(a) Stock Options: A minimum of 20,000 Stock Options, but in no event more than 30,000 Stock Options to acquire shares of Amerityre based on the Market Price on the Date of Grant; and

(b) Restricted Stock: Such number of Shares that the Compensation Committee and/or the Board of Directors determines, after deducting the Stock Options granted received under (a) above.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting Common Stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend, the Board of Directors of the Company will make appropriate adjustment in the number and kind of shares authorized by the Plan, and any adjustments to outstanding awards as it deems appropriate. However, no fractional shares of Common Stock will be issued pursuant to any such adjustment, and the Fair Market Value of any fractional shares resulting from adjustments will be paid in cash to the Awardee.

All Options and Restricted Stock granted to an Awardee shall automatically terminate and be null and void as of the date an Eligible Director's service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary.

In addition to the above compensation, as compensation for serving on the Audit Committee, in September 2005, the Board of Directors approved annual compensation for the chairman of the Audit Committee of $25,000, payable quarterly in cash or stock.

Audit Committee
---------------
Our Audit Committee includes directors Louis Haynie, Wesley Sprunk, Norman Tregenza and Steve Hanni (appointed September 2005 to the Board of Directors and designated as chairman of the Audit Committee). Our Board of Directors has determined that Steve Hanni is an "audit committee financial expert" as defined under new SEC regulations, who is independent of management. The tasks and responsibilities of the Audit Committee include (i) the review and discussion of the audited financial statements with management, (ii) discussing with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, as may be modified or supplemented, and (iii) receiving from auditors disclosure regarding the auditors' Independence Standards Board Standard No. 1, as may be modified or supplemented. Members of the audit committee met 4 times during the fiscal year ended June 30, 2005.

Executive Committee
-------------------
Our Executive Committee consists of Richard A. Steinke, Louis M. Haynie and Henry D. Moyle, Jr. The Executive Committee's purpose is to: (1) review and make recommendations regarding our short-term and long-term operating plan; and (2) review management's plans regarding product development, product pricing structure, product market segments and product marketing strategy and make recommendations regarding changes and/or modifications thereto.

The Executive Committee meets on an ad hoc basis from time to time as determined by Mr. Steinke, who serves as chairman of the Executive Committee, until such time as the Executive Committee is disbanded or until their successors are duly elected and shall qualify. Members of the executive committee met four times during the fiscal year ended June 30, 2005.

Compensation Committee
----------------------
Our Compensation Committee includes Louis M. Haynie, Norman H. Tregenza and Wesley G. Sprunk. The Compensation Committee meets as necessary but at least once annually to review executive compensation and make recommendations regarding compensation to the full board. The Compensation Committee met twice during the fiscal year ended June 30, 2005.

Nominating Committee
--------------------
Our Nominating Committee includes Henry D. Moyle and Norman H. Tregenza. The Nominating Committee meets as necessary but at least once annually to consider and recommend potential nominees for directorships to the full board. The Nominating Committee charter is posted on our website at www.amerityre.com. Pursuant to the charter, the Nominating Committee will consider candidates for directorships proposed by any shareholder although there is no formal procedure for making such proposals.

Meetings of our Board of Directors
----------------------------------
Our Board of Directors held ten meetings during the last fiscal year (including those meetings conducted by telephone conferencing).


                             Vote Required
                             -------------
Election of the proposed slate of nominees requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote "FOR" all the nominees. It is intended that in the absence of contrary specifications, proxies will be voted for the election of the seven nominees named above. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, in any, to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

PROPOSAL NO. 2
RATIFY THE SELECTION OF HJ & ASSOCIATES, LLC AS
THE COMPANY'S INDEPENDENT AUDITOR

The Board of Directors has selected HJ & Associates, LLC as the Company's independent auditor for the fiscal year ending June 30, 2006. To the knowledge of the Company, at no time has HJ & Associates, LLC had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants. It is anticipated that a representative of HJ & Associates, LLC will be present at the Annual Meeting and will be provided the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

Audit Fees and Services
-----------------------
  1) Audit Fees - The aggregate fees billed us for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of our annual financial statements and review of our quarterly financial statements is $38,758 and $35,326, respectively.

  2) Audit-Related Fees - None.

  3) Tax Fees. $1,816 and $1,914.

  4) All Other Fees. $3,500 and $2,519.

  5) Not applicable.

  6) Not Applicable.

                             Vote Required
                             -------------

Ratification of the Company's independent auditor requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote "FOR" the selection of HJ & Associates, LLC as the Company's independent auditor for the fiscal year ending June 30, 2006. It is intended that in the absence of contrary specifications, proxies will be voted for the selection of HJ & Associates, LLC.


                               PROPOSAL NO. 3
                APPROVAL OF THE 2005 STOCK OPTION AND AWARD PLAN

General
-------
In July 2005, our Board of Directors approved the proposed terms of the 2005 Stock Option and Award Plan (the "Award Plan"). In order for certain of the Award Plan's provisions to be effective, it must be approved by our stockholders and is being submitted for such approval pursuant to this Proxy Statement.

In the following paragraphs we provide a summary of the terms of the Award Plan. The following summary is qualified in its entirety by the provisions of the Award Plan which is available to any shareholder upon request to the Company.

Award Plan Summary
------------------
Our Board of Directors believes that employees and other individuals who contribute to our success should have a stake in the enterprise as shareholders. Consistent with this belief, the award of stock and stock options has been and will continue to be an important element of our compensation program.

We intend to use the Award Plan to (a) attract competent directors, executive personnel, and other employees, (b) aid in the retention of the services of existing directors, executive personnel, and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to our company's advancement by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

The Award Plan is to be administered either by our Board of Directors or by a committee (the "Committee") to be appointed from time to time by our Board of Directors. Awards granted under the Award Plan may be incentive stock options ("ISOs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), appreciation rights, options which do not qualify as ISOs, or stock bonus awards which are awarded to our employees, including officers and directors, who, in the opinion of the board or the Committee, have contributed, or are expected to contribute, materially to our success. In addition, at the discretion of the Board of Directors or the Committee, options or bonus stock may be granted to individuals who are not employees but contribute to our success.

The exercise price of options granted under the Award Plan will be based on the fair market value of the underlying Common Stock at the time of grant and, in the case of ISOs may not be less than 100% of the fair market value of such capital stock on the date the option is granted (110% of the fair market value in the case of 10% stockholders). Options granted under the Award Plan shall expire no later than ten years after the date of grant (five years in the case of ISOs granted to 10% stockholders). The option price may be paid by cash or, at the discretion of the Board of Directors or Committee, by delivery of a promissory note or shares of our Common Stock already owned by the optionee (valued at their fair market value at the date of exercise), or a combination thereof.

All of our employees, officers, and directors are eligible to participate under the Award Plan. A maximum of 2,000,000 shares will be available for grant under the Award Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by our Board of Directors or the Committee, in their sole discretion: provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

The aggregate number of shares with respect to which options or stock awards may be granted under the Award Plan, the number of shares covered by each outstanding option, and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split. reverse stock split, or other subdivision or consolidation of shares.

Our Board of Directors or the Committee may from time to time alter, amend, suspend, or discontinue the Award Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by our stockholders) shall (a) increase (except adjustment for an event of dilution) the maximum number of shares for which options or stock awards may be granted under the Award Plan either in the aggregate or to any eligible employee: (b) reduce (except adjustment for an event of dilution) the minimum option prices which may be established under the Award Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the Award Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the Award Plan.

Under the Award Plan, stock appreciation rights ("SARs") can be granted at the time an option is granted with respect to all or a portion of the shares subject to the related option. SARs can only be exercised to the extent the related option is exercisable and cannot be exercised for the six-month period following the date of grant, except in the event of death or disability of the optionee. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs thus maintaining a balance between outstanding options and SARs. SARs permit the holder to receive an amount (in cash, shares, or a combination of cash and shares, as determined by the Board of Directors at the time of grant) equal to the number of SARs exercised multiplied by the excess of the fair market value of the shares on the exercise date over the exercise price of the related options.

Under the terms of the Award Plan, our Board of Directors or the Committee may also grant stock awards which may, at the discretion of our Board of Directors or Committee, be subject to forfeiture under certain conditions. Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (the Board of Directors or the Committee can require the payment of par value at the time of the grant). We will realize a corresponding compensation deduction. The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.


                               Vote Required
                               -------------
Approval of the 2005 Stock Option and Award Plan as outlined above requires the approval of a majority of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote "FOR" the proposal. It is intended that in the absence of contrary specifications, proxies will be voted for the proposal as outlined above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of September 12, 2005 the name and address and the number of shares of our Common Stock held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 20,005,516 shares of our Common Stock issued and outstanding, and the name and shareholdings of each director and of all officers and directors as a group. The information on share numbers and percentage ownership listed assumes: a) the exercise of options by the beneficial owner (all included options are currently exercisable); and b) a corresponding increase in the number of shares issued and outstanding.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------
Title
 of      Name and Address              Amount and Nature of     Percentage
Class    Beneficial Owner              Beneficial Ownership(1)   of Class
-----    ----------------              --------------------     ----------
Common   Richard A. Steinke            (2)      1,425,000             7.12
         1501 Industrial Road
         Boulder City, NV  89005

Common   Centurion Holdings, LLC       (3)      1,300,000             6.49
         375 Park Avenue, Suite 2008
         New York, NY 10152

Common   Lee Iacocca                   (4)      1,000,000             5.00
         1501 Industrial Road
         Boulder City, NV 89005

Security Ownership of Management of the Company
-----------------------------------------------
Title
 of      Name and Position of          Amount and Nature of     Percentage
Class    Officer and/or Director       Beneficial Ownership(1)   of Class
-----    -----------------------       --------------------     ----------
Common   Richard A. Steinke, CEO/Pres.   (2)      1,425,000       7.12
Common   Elliott N. Taylor, Exec. VP     (5)        360,860       1.78
Common   Anders A. Suarez, CFO           (6)         69,400       0.35
Common   James Moore, Vice President     (7)         45,535       0.23
Common   David K. Griffiths, Sec./Treas.             86,194       0.42
Common   Louis M. Haynie, Director       (8)        654,500       3.27
Common   Henry D. Moyle, Jr. Director    (9)        885,000       4.42
Common   Wesley G. Sprunk, Director      (10)       141,700       0.71
Common   Norman H. Tregenza, Director    (11)       332,700       1.66

         Total Beneficial Ownership of
         All Officers and Directors as
         a Group (9 persons)                      4,000,889      19.62

           [Footnotes for the above table are on the next page]

(1) All shares owned directly are owned beneficially and of record and such shareholder has sole voting, investment, and dispositive power, unless otherwise noted.

(2) Includes 455,000 shares owned beneficially and of record by Gemini Funding Services Profit Sharing Account, of which Richard A. Steinke is the principal beneficiary and 800,000 shares owned beneficially and of record by S102 Irrevocable Trust, for which Richard A. Steinke is the trustee.

(3) Represents options to acquire 1,300,000 shares at an exercise price of $7.00 per share that expire September 12, 2009.

(4) Represents options to acquire 1,000,000 shares at an exercise price of $7.00 per share that expire September 12, 2009.

(5) Includes options to acquire up to 200,000 shares at an exercise price of $4.00 per share that expire June 10, 2007, and 25,000 shares at an exercise price of $6.40 per share that expire December 15, 2009. Also includes 25,000 shares per power of attorney; 20,692 shares as custodian for Mr. Taylor's minor children; and 80,918 shares as trustee for family trusts.

(6) Includes options to acquire up to 30,000 shares at an exercise price of $3.80 per share that expire September 30, 2006, and 25,000 shares at an exercise price of $6.40 per share that expire December 15, 2009.

(7) Includes options to acquire up to 25,000 shares at an exercise price of $6.40 per share that expire December 15, 2009.

(8) Includes options to acquire up to 20,000 shares at an exercise price of $6.40 per share that expire December 15, 2007. Also includes 2,000 shares owned beneficially and of record by Gae B. Haynie, spouse of Louis M. Haynie, of which Mr. Haynie may be deemed to have beneficial ownership.

(9) Includes options to acquire up to 20,000 shares at an exercise price of $6.40 per share that expire December 15, 2007. Also includes 55,000 shares owned beneficially and of record by Vickie L. Moyle, spouse of Henry D. Moyle, and 11,000 shares owned beneficially and of record by a minor child, all of which Mr. Moyle may be deemed to have beneficial ownership.

(10) Includes options to acquire up to 20,000 shares at an exercise price of $6.40 per share that expire December 15, 2007.

(11) Includes options to acquire up to 20,000 shares at an exercise price of $6.40 per share that expire December 15, 2007. Also includes 13,000 shares held in an IRA, of which Mr. Tregenza is a beneficiary; 40,000 shares held of record by Norman H. Tregenza IV Trust, dated 9/26/86, Richard R. Keller trustee; 56,650 per power of attorney for Norman A. Tregenza, the son of Mr. Tregenza; 20,000 shares held in an IRA, of which Alyce B. Tregenza, the spouse of Mr. Tregenza is the beneficiary; 5,000 shares per power of attorney for Alyce B. Tregenza; 45,650 shares per power of attorney for Suzanne C. Moore, the daughter of Mr. Tregenza.

Securities Authorized For Issuance Under Equity Compensation Plans
------------------------------------------------------------------
                     Equity Compensation Plan Information
                     As of June 30, 2005 (Fiscal Year End)

                                                         Number of Securities
              Number of              Weighted            remaining available
              Securities to be       average exercise    for future issuance
              issued upon exercise   price of            under equity compen-
              of outstanding         outstanding         plans (excluding
              options, warrants      options, warrants   securities reflected
Plan          and rights             and rights          in column (a))
Category              (a)                  (b)                   (c)
------------  ---------------------  ------------------  --------------------
Equity
Compensation
Plans
Approved by
Security
Holders          395,000              $5.04                209,191

Equity
Compensation
Plans
Not Approved
by Security
Holders (1)(2)(3) 3,550,000              $6.59              1,020,000
                  ---------              -----              ---------
                  3,945,000              $6.31              1,229,191
                  =========              =====              =========

(1) Includes options to acquire up to 470,000 shares at an exercise price of $3.00 per share that expire July 31, 2005, owned beneficially and of record by Focus Sales and Marketing, L.L.C. and issued as compensation in association with product marketing services

(2) Includes 3,000,000 Options to certain non-employees at an exercise price of $7.00 per share. The closing price for our common stock on the date the Option grants were authorized was $6.95 per share. The Options vest immediately, but are exercisable only as follows: (a) one-third of the total Options are exercisable on the earlier of September 13, 2006 or the first day after the closing price of our common stock has equaled or exceeded a price equal to 150% of the exercise price for 20 consecutive trading days; (b) one-third of the total Options are exercisable on the earlier of September 13, 2006 or the first day after the closing price has equaled or exceeded a price equal to 175% of the closing price for 20 consecutive trading days; and (c) one-third of the total Options are exercisable on the earlier of September 13, 2006 or the first day after the closing price has equaled or exceeded a price equal to 200% of the closing price for 20 consecutive trading days.

(3) Includes options to acquire an aggregate of 80,000 shares of our common stock to non-employee directors for annual service on our Board of Directors pursuant to our 2004 Non-Employee Directors' Stock Incentive Plan. These options vested on June 15, 2005, are exercisable at $6.40 per share and expire on December 15, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Technology License Agreement
----------------------------
On October 29, 1999, we entered into an exclusive license agreement with our President, Richard A. Steinke, and two unrelated parties to license certain intellectual property rights known as "Apparatus for Making Foam Products" and "Method for Making Polyurethane Tires with an Outer Skin" embodied in United States Patent No.'s 4,943,223 and 4,855,096, respectively. The agreement gave us an exclusive license to use, sell, license, or otherwise exploit the technology worldwide in exchange for a royalty of $0.25 of the net selling price for all units produced utilizing the technology. The agreement required us to meet certain minimum production/royalty requirements. However, in October 2002, this agreement was amended to eliminate the provision requiring us to maintain minimum sales or royalties and restricting the royalty provision to those units produced and sold having a final production weight in excess of two (2) pounds. Effective July 1, 2004, the Agreement was amended to eliminate the royalty altogether in exchange for 15,000 shares of the Company's restricted common stock as a one-time payment to the licensees for their assignment and transfer of the technology to the Company. The closing price of the Corporation's common stock as quoted on the OTC Bulletin Board on July 1, 2004 was $9.75 per share, for a value of $146,250. The expense associated with the acquisition of the technology will be amortized over the remaining life of the applicable patents. Due to our President's relationship with us, the agreement and the related amendments cannot be considered to have been negotiated at arm's length.

FINANCIAL AND OTHER INFORMATION

The Company's most recent audited financial statements and other information are contained in the Company's annual report on Form 10-KSB for the period ending June 30, 2005. Such reports once filed, are available to shareholders upon written request addressed to the Company at the Company's executive offices, or on the Securities and Exchange Commission's EDGAR web site at http://www.sec.gov.

SHAREHOLDER PROPOSALS

No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next annual meeting of shareholders will be held during December 2006. Shareholders may present proposals for inclusion in the Company's Proxy Statement to be mailed in connection with the next annual meeting of shareholders of the Company, provided such proposals are received by the Company no later that 90 days prior to such meeting, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Our common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, it is the responsibility of our directors, officers, and beneficial owners of more than 10% of our common stock to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership. To the best of our knowledge, no such persons failed to file on a timely basis any reports required pursuant to Section 16 of the Exchange Act, as of June 30, 2004.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and other financial employees. The Code of Ethics is posted on our website www.amerityre.com.

OTHER MATTERS

Management does not know of any business other than referred to in the Notice which may be considered at the meeting. If any other matters should properly come before the Annual Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.


AMERITYRE CORPORATION
BY ORDER OF THE BOARD OF DIRECTORS

/S/ Richard A. Steinke
Richard A. Steinke, Chairman of the Board

Boulder City, Nevada
October 21, 2005


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD. RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE OR FOLLOWING THE ALTERNATIVE VOTING INSTRUCTIONS ON THE CARD.

       [PROXY CARD]
                                 PROXY
                           AMERITYRE CORPORATION
                       Annual Meeting of Shareholders
                             December 1, 2005
          (This Proxy is Being Solicited by the Board of Directors)

The undersigned hereby appoints Richard A. Steinke and Elliott N. Taylor, and each of them, proxies, with full power of substitution, to vote the voting shares of Amerityre Corporation (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held Thursday, December 1, 2005, at 10:00 am Pacific Time in the Sunset Room at the Sunset Station Hotel and Casino, 1301 West Sunset Road, Henderson, Nevada 89014, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, such proxy will be voted "FOR" each proposal.

To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box(es) marked "AGAINST" below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" below.

The Board of Directors recommends votes "FOR" the following proposals, each of which has been proposed by the Board of Directors:

1. Elect each of the following nominees as directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified. To vote against any individual nominee, strike a line through such nominee's name. To withhold your vote for any individual nominee, strike a line through such nominee's name and circle the name;

  Richard A Steinke    Henry D. Moyle    Louis M. Haynie    Wesley G. Sprunk
         Norman H. Tregenza    Steve M. Hanni    Kenneth C. Johnsen

             FOR [ ]       AGAINST [ ]        WITHHOLD AUTHORITY [ ]

2. Ratify the appointment of HJ & Associates as independent public accountants; and
             FOR [ ]       AGAINST [ ]        WITHHOLD AUTHORITY [ ]

3. Approve the 2005 Stock Option and Award Plan;
             FOR [ ]       AGAINST [ ]        WITHHOLD AUTHORITY [ ]

4. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
             FOR [ ]       AGAINST [ ]        WITHHOLD AUTHORITY [ ]

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Name of Brokerage                             Number of Shares
House [If Applicable]                         Beneficially Held
                     -------------------                        -----------
Date:

-----------------------       --------------------------
Signature                     Signature (if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.